Exhibit 99.1

EXL REPORTS 2018 FIRST QUARTER RESULTS

2018 First Quarter Revenues of $207.0 Million, up 13.1% year over year
Q1 Diluted EPS (GAAP) of $0.66, up from $0.48 in Q1 of 2017
Q1 Adjusted Diluted EPS (Non-GAAP) of $0.64, up from $0.60 in Q1 of 2017

New York, NY - May 1, 2018 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended March 31, 2018.
Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL delivered strong revenue growth and profitability in the first quarter of 2018, driven by demand from our existing clients and the ramp-up of 2017 wins. Revenues were $207.0 million, up 13.1% year-over-year, and adjusted diluted EPS was $0.64. Our revenue growth was broad-based, led by a 16.5% increase in Analytics revenues and an 11.8% increase in our Operations Management businesses.
“I am pleased to announce that EXL has signed a definitive agreement to acquire SCIOInspire Holdings, Inc. (“SCIO®”) for $240 million. This strategic acquisition combines EXL’s large-scale healthcare and analytics businesses with SCIO’s leading healthcare analytics solutions and services. SCIO generates revenues from two high growth healthcare areas - payment integrity and care optimization. The acquisition will broaden EXL’s capabilities to engage with clients across a variety of healthcare payers, pharmacy benefit managers, healthcare providers and life sciences companies.”
Vishal Chhibbar, Chief Financial Officer, said, “We are updating our revenue guidance for 2018 to $835 million - $855 million from $830 million - $855 million reflecting better performance in the first quarter and an improved outlook for the year. Our guidance represents annual revenue growth of 9% to 12% on a constant currency basis. Our adjusted diluted EPS guidance for 2018 remains $2.70 - $2.80. Our guidance does not include the impact of the SCIO acquisition. Our cash and short-term investments were $239 million on March 31, 2018.”

Financial Highlights: First Quarter 2018
We have six reportable segments: Insurance, Healthcare, Travel, Transportation & Logistics, Finance & Accounting, All Other (Banking & Financial Services, Utilities and Consulting) and Analytics. Reconciliations of adjusted (non-GAAP) financial measures, including those reflecting constant currency, to GAAP measures are included at the end of this release.

•
Revenues for the quarter ended March 31, 2018 increased to $207.0 million compared to $183.0 million for the first quarter of 2017, an increase of 13.1% on a reported basis and 11.9% on a constant currency basis from the first quarter of 2017, as well as an increase of 4.6% sequentially on a reported basis and 4.3% on a constant currency basis, from the quarter ended December 31, 2017.

	Revenues		Gross Margin
	Three months ended March 31,		Three months ended March 31,
Reportable Segments	2018	2017	2018	2017(1) (2)
	(dollars in millions)
Insurance	$63.9	$55.9	33.6%	32.0%
Healthcare	22.8	18.9	24.4%	35.0%
Travel, Transportation & Logistics	17.5	17.1	40.3%	40.5%
Finance & Accounting	24.0	21.0	38.6%	40.9%
All Other	21.7	21.1	30.0%	31.7%

Analytics	57.1	49.0	33.3%	35.2%
Total revenues, net	$207.0	$183.0	33.3%	34.9%

•
Operating income margin for the quarter ended March 31, 2018 was 7.3% compared to 9.4% in the first quarter of 2017 and 8.2% for the quarter ended December 31, 2017. Adjusted operating income margin for the quarter ended March 31, 2018 was 12.8% compared to 14.6% in the first quarter of 2017 and 13.2% for the quarter ended December 31, 2017.

•
Diluted earnings per share for the quarter ended March 31, 2018 was $0.66. Diluted earnings per share for the first quarter of 2017 was $0.48. Diluted loss per share for the quarter ended December 31, 2017 was $0.27 as we recorded a one-time provisional income tax expense of $29.2 million related to the U.S. Tax Cuts and Jobs Act of 2017 (“Tax Reform Act”), which reduced our GAAP diluted EPS by $0.83 for the quarter. Adjusted diluted earnings per share for the quarter ended March 31, 2018 was $0.64 compared to $0.60 for the first quarter of 2017 and $0.67 for the quarter ended December 31, 2017.

______________________
(1) (2) Refer to notes to the Unaudited Consolidated Statements of Income contained herein.

Business Highlights: First Quarter 2018

•	Won seven new clients, including three in our operations management businesses and four in Analytics.

•	Recognized as a Leader in the Everest Group Property & Casualty Insurance BPO PEAK Matrix™ 2018.

•	Cited as a Leader for Cost Optimization and Revenue Generation in the NelsonHall NEAT for “CX Services in Travel, Transport & Hospitality.”

•	Recognized as a Super Star of the IAOP Global Outsourcing 100 and a Top Company for Programs for Innovation.

•	Included in The Breakthrough 15 for Americas and EMEA in the Q1 2018 ISG Index™.

•	Received the DSCI 2017 award for ‘Best Privacy Practices in the IT/ITeS/BPM industry’.

Post-First Quarter Highlight
Subsequent to the first quarter of 2018, on April 28, 2018, EXL signed a definitive agreement to acquire SCIOInspire Holdings, Inc., doing business as SCIO Health Analytics. The aggregate merger consideration is $240 million, subject to adjustment based on, among other things, SCIO’s cash, debt, working capital position and other adjustments set forth in the Merger Agreement. EXL intends to fund the purchase with available cash on hand and borrowing from its credit facility. The acquisition is expected to close in the next three months, subject to the fulfillment of certain closing conditions, including regulatory and other customary consents.

2018 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 66.0, British Pound to U.S. Dollar exchange rate of 1.40, U.S. Dollar to the Philippine Peso exchange rate of 52.0 and all other currencies at current exchange rates, we are providing the following guidance:

•	Revenue of $835 million to $855 million, representing an annual revenue growth rate of 9% to 12% on a constant currency basis.

•	Adjusted diluted earnings per share of $2.70 to $2.80.

Conference Call
ExlService Holdings, Inc. will host a conference call on Tuesday, May 1, 2018 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of at least twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that designs and enables agile, customer-centric operating models to help clients improve their revenue growth and profitability. Our delivery model provides market-leading business outcomes using EXL’s proprietary Business EXLerator Framework®, cutting-edge analytics, digital transformation and domain expertise. At EXL, we look deeper to help companies improve global operations, enhance data-driven insights, increase customer satisfaction, and manage risk and compliance. EXL serves the insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics industries. Headquartered in New York, New York, EXL has more than 27,000 professionals in locations throughout the United States, Europe, Asia (primarily India and Philippines), Colombia, Australia and South Africa. For more information, visit www.exlservice.com.

Continuing Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended March 31,
	2018	2017(1) (2)
Revenues, net	$206,973	$183,033
Cost of revenues (exclusive of depreciation and amortization)	138,101	119,072
Gross profit	68,872	63,961
Operating expenses:
General and administrative expenses	29,266	24,037
Selling and marketing expenses	13,952	13,340
Depreciation and amortization	10,504	9,372
Total operating expenses	53,722	46,749
Income from operations	15,150	17,212
Foreign exchange gain, net	615	382
Interest expense	(538)	(432)
Other income, net	3,534	3,186
Income before income tax (benefit)/expense	18,761	20,348
Income tax (benefit)/expense	(4,453)	3,560
Loss from equity-method investment	56	—
Net income attributable to ExlService Holdings, Inc. stockholders	$23,158	$16,788
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.67	$0.50
Diluted	$0.66	$0.48
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	34,446,265	33,845,560
Diluted	35,302,926	35,108,882

(1) The Company early adopted Accounting Standards Update (ASU) 2017-12, Derivative and Hedging (Topic 815), Targeted Improvements to Accounting for Hedging Activities. Pursuant to this adoption, effective January 1, 2017, the Company recorded settlement gain/(loss) on cash flow hedges in cost of revenues and operating expenses, as applicable, in the consolidated statements of income for each of the quarters of 2017. In prior periods, such gain/(loss) were recorded under “Foreign exchange gain, net” in the consolidated statements of income.
(2) On January 1, 2018, the Company adopted ASU 2017-07, Compensation-Retirement Benefits (Topic 715), Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post Retirement Benefit Cost. Pursuant to this adoption, effective January 1, 2017, the interest cost, expected return on plan assets and amortization of actuarial gains/loss, have been reclassified from cost of revenues and operating expenses, as applicable to “Other income, net” in the consolidated statements of income for each of the quarters of 2017.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,955	$86,795
Short-term investments	169,461	178,479
Restricted cash	2,727	3,674
Accounts receivable, net	137,150	135,705
Prepaid expenses	10,601	9,781
Advance income tax, net	17,802	8,801
Other current assets	28,277	29,582
Total current assets	435,973	452,817
Property and equipment, net	67,748	66,757
Restricted cash	3,783	3,808
Deferred taxes, net	6,518	8,585
Intangible assets, net	45,104	48,958
Goodwill	202,337	204,481
Other assets	33,863	36,369
Investment in equity affiliate	2,944	3,000
Total assets	$798,270	$824,775
Liabilities and Equity
Current liabilities:
Accounts payable	$4,114	$5,918
Current portion of long-term borrowings	318	10,318
Deferred revenue	11,504	10,716
Accrued employee costs	27,615	55,664
Accrued expenses and other current liabilities	61,148	61,366
Current portion of capital lease obligations	246	267
Total current liabilities	104,945	144,249
Long term borrowings	67,355	50,391
Capital lease obligations, less current portion	282	331
Income taxes payable	8,721	13,557
Other non-current liabilities	15,262	16,202
Total liabilities	196,565	224,730
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,568,973 shares issued and 34,442,962 shares outstanding as of March 31, 2018 and 36,790,751 shares issued and 33,888,733 shares outstanding as of December 31, 2017	38	37
Additional paid-in capital	327,750	322,246
Retained earnings	450,676	427,064
Accumulated other comprehensive loss	(59,670)	(45,710)
Total including shares held in treasury	718,794	703,637
Less: 3,126,011 shares as of March 31, 2018 and 2,902,018 shares as of December 31, 2017, held in treasury, at cost	(117,320)	(103,816)
Stockholders’ equity	$601,474	$599,821
Non-controlling interest	231	224
Total equity	$601,705	$600,045
Total liabilities and equity	$798,270	$824,775

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures (adjusted operating income, adjusted operating income margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted earnings per share and information on a constant currency basis) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The non-GAAP financial measures disclosed by EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. EXL believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP for a number of reasons, including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts: as such EXL presents guidance with respect to adjusted diluted earnings per share. EXL also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee decreased from 66.46 during the quarter ended March 31, 2017 to 64.64 during the quarter ended March 31, 2018, representing appreciation of 2.7%. The average exchange rate of the U.S. Dollar against the Philippine Peso increased from 50.05 during the quarter ended March 31, 2017 to 51.85 during the quarter ended March 31, 2018, representing a depreciation of 3.6%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.24 during the quarter ended March 31, 2017 to 1.40 during the quarter ended March 31, 2018, representing appreciation of 12.9%. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2018 and March 31, 2017, and the three months ended December 31, 2017:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
Net Income/(loss) (GAAP)	$23,158	$16,788	$(9,355)
add: Income tax (benefit)/expense	(4,453)	3,560	28,944
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(3,555)	(3,136)	(3,289)
Income from operations (GAAP)	$15,150	$17,212	$16,300
add: Stock-based compensation expense (a)	5,074	5,956	6,270
add: Amortization of acquisition-related intangibles (b)	3,947	3,498	3,483
add: Provision for litigation settlement (c)	2,400	—	—
Adjusted operating income (Non-GAAP)	$26,571	$26,666	$26,053
Adjusted operating income margin as a % of Revenues (Non-GAAP)	12.8%	14.6%	13.2%
add: Depreciation	6,557	5,874	6,577
Adjusted EBITDA (Non-GAAP)	$33,128	$32,540	$32,630
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	16.0%	17.8%	16.5%
(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) To exclude provision for litigation settlement during the three months ended March 31, 2018.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
Net income/(loss) (GAAP)	$23,158	$16,788	$(9,355)
add: Stock-based compensation expense (a)	5,074	5,956	6,270
add: Amortization of acquisition-related intangibles (b)	3,947	3,498	3,483
add: Effect of tax impact from Tax Reform Act (c)	(4,836)	—	29,185
subtract: Tax impact on stock-based compensation expense (d)	(5,913)	(4,260)	(5,063)
subtract: Tax impact on amortization of acquisition-related intangibles	(726)	(951)	(947)
add: Provision for litigation settlement, net of tax (e)	1,788	—	—
Adjusted net income (Non-GAAP)	$22,492	$21,031	$23,573
Adjusted diluted earnings per share (Non-GAAP)	$0.64	$0.60	$0.67

(a) To exclude stock-based compensation expense under ASC Topic 718.
(b) To exclude amortization of acquisition-related intangibles.
(c) To include impact related to the Tax Reform Act. The Company recognized a one-time income tax expense of $29,185 during the three months ended December 31, 2017, comprised of a provisional deemed repatriation tax expense of $27,236 and a provisional net deferred tax expense of $1,949. During the three months ended March 31, 2018, the Company recorded adjustment of $4,836 reducing the provisional transition tax on the mandatory deemed repatriation of accumulated earnings and profits of foreign subsidiaries recognized during the year ended December 31, 2017. The one-time incremental income tax expense reflects certain assumptions based upon the Company’s interpretation of the Tax Reform Act and may change as the Company receive additional clarification and guidance and as the interpretation of the Tax Reform Act evolves over time. Any further changes would be reflected as a non-GAAP adjustment in the period in which they are recorded.
(d) Tax impact include $4,827 and $2,057 during the three months ended March 31, 2018 and 2017 respectively, and $2,627 during the three months ended December 31, 2017 related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(e) To exclude provision for litigation settlement during the three months ended March 31, 2018.

Contact: Steven N. Barlow
Vice President, Investor Relations
(212) 624-5913
steven.barlow@exlservice.com